                                                                  EXHIBIT (b)(2)

================================================================================



                              $150,000,000 364 DAY


                                CREDIT AGREEMENT


                           DATED AS OF MARCH 16, 1998


                                      AMONG


                             ST. JUDE MEDICAL, INC.,

                                PACESETTER, INC.

                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,

                            AS ADMINISTRATIVE AGENT,

                           CREDIT SUISSE FIRST BOSTON,

                              AS SYNDICATION AGENT,

                       THE FIRST NATIONAL BANK OF CHICAGO,

                             AS DOCUMENTATION AGENT


                                       AND


                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO


                                   ARRANGED BY

                         BANCAMERICA ROBERTSON STEPHENS


================================================================================

                                TABLE OF CONTENTS


Section                                                                                                        Page
    ARTICLE I
                                                   DEFINITIONS..................................................  1
    1.01       CERTAIN DEFINED TERMS............................................................................  1
    1.02       OTHER INTERPRETIVE PROVISIONS.................................................................... 19
               (a)     DEFINED TERMS............................................................................ 19
               (b)     THE AGREEMENT............................................................................ 19
               (c)     CERTAIN COMMON TERMS..................................................................... 19
               (d)     PERFORMANCE; TIME........................................................................ 20
               (e)     CONTRACTS................................................................................ 20
               (f)     LAWS..................................................................................... 20
               (g)     CAPTIONS................................................................................. 20
               (h)     INDEPENDENCE OF PROVISIONS............................................................... 20
    1.03       ACCOUNTING PRINCIPLES............................................................................ 20

    ARTICLE II
                                                     THE CREDIT................................................. 21
    2.01       THE REVOLVING CREDIT............................................................................. 21
    2.02       LOAN ACCOUNTS; BID LOAN NOTES.................................................................... 21
    2.03       PROCEDURE FOR COMMITTED BORROWING................................................................ 22
    2.04       CONVERSION AND CONTINUATION ELECTIONS............................................................ 23
    2.05       BID BORROWINGS................................................................................... 25
    2.06       PROCEDURE FOR BID BORROWINGS..................................................................... 25
    2.07       VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENTS................................................ 29
    2.08       OPTIONAL PREPAYMENTS............................................................................. 29
    2.09       OPTIONAL INCREASE IN COMMITMENTS................................................................. 30
    2.10       REPAYMENT........................................................................................ 30
    2.11       INTEREST......................................................................................... 30
    2.12       FEES............................................................................................. 31
               (a)     ARRANGEMENT, AGENCY FEES, OTHER FEES..................................................... 31
               (b)     FACILITY FEES............................................................................ 32
    2.13       COMPUTATION OF FEES AND INTEREST................................................................. 32
    2.14       PAYMENTS BY THE COMPANIES........................................................................ 33
    2.15       PAYMENTS BY THE BANKS TO THE AGENT............................................................... 34
    2.16       SHARING OF PAYMENTS, ETC......................................................................... 35

    ARTICLE III
                                       TAXES, YIELD PROTECTION AND ILLEGALITY................................... 35
    3.01       TAXES............................................................................................ 35
    3.02       ILLEGALITY....................................................................................... 37
    3.03       INCREASED COSTS AND REDUCTION OF RETURN.......................................................... 37
    3.04       FUNDING LOSSES................................................................................... 38
    3.05       INABILITY TO DETERMINE RATES..................................................................... 39
    3.06       RESERVES ON OFFSHORE RATE COMMITTED LOANS........................................................ 40
    3.07       CERTIFICATES OF BANKS............................................................................ 40
    3.08       SUBSTITUTION OF BANKS............................................................................ 40
    3.09       SURVIVAL......................................................................................... 40

    ARTICLE IV
                                                CONDITIONS PRECEDENT............................................ 40
    4.01       CONDITIONS OF INITIAL LOANS...................................................................... 41
               (a)     CREDIT AGREEMENT; NOTES.................................................................. 41
               (b)     RESOLUTIONS; INCUMBENCY.................................................................. 41
               (c)     ORGANIZATION DOCUMENTS; GOOD STANDING.................................................... 41
               (d)     LEGAL OPINIONS........................................................................... 41
               (e)     PAYMENT OF FEES.......................................................................... 41
               (f)     CERTIFICATE.............................................................................. 42
               (g)     OTHER DOCUMENTS.......................................................................... 42
    4.02       CONDITIONS TO ALL BORROWINGS..................................................................... 42
               (a)     NOTICE OF BORROWING OR CONVERSION/CONTINUATION........................................... 42
               (b)     CONTINUATION OF REPRESENTATIONS AND WARRANTIES........................................... 42
               (c)     NO EXISTING DEFAULT...................................................................... 43

    ARTICLE V
                                           REPRESENTATIONS AND WARRANTIES....................................... 43
    5.01       CORPORATE EXISTENCE AND POWER.................................................................... 43
    5.02       CORPORATE AUTHORIZATION; NO CONTRAVENTION........................................................ 43
    5.03       GOVERNMENTAL AUTHORIZATION....................................................................... 44
    5.04       BINDING EFFECT................................................................................... 44
    5.05       LITIGATION....................................................................................... 44
    5.06       NO DEFAULT....................................................................................... 45
    5.07       ERISA COMPLIANCE................................................................................. 45
    5.08       USE OF PROCEEDS; MARGIN REGULATIONS.............................................................. 46
    5.09       TITLE TO PROPERTIES.............................................................................. 46
    5.10       TAXES............................................................................................ 46
    5.11       FINANCIAL CONDITION.............................................................................. 46
    5.12       ENVIRONMENTAL MATTERS............................................................................ 47
    5.13       REGULATED ENTITIES............................................................................... 47
    5.14       NO BURDENSOME RESTRICTIONS....................................................................... 47
    5.15       COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC................................................ 48
    5.16       SUBSIDIARIES..................................................................................... 48
    5.17       INSURANCE........................................................................................ 48
    5.18       FULL DISCLOSURE.................................................................................. 48

    ARTICLE VI
                                                AFFIRMATIVE COVENANTS........................................... 49
    6.01       FINANCIAL STATEMENTS............................................................................. 49
    6.02       CERTIFICATES; OTHER INFORMATION.................................................................. 49
    6.03       NOTICES.......................................................................................... 50
    6.04       PRESERVATION OF CORPORATE EXISTENCE, ETC......................................................... 51
    6.05       MAINTENANCE OF PROPERTY.......................................................................... 52
    6.06       INSURANCE........................................................................................ 52
    6.07       PAYMENT OF OBLIGATIONS........................................................................... 52
    6.08       COMPLIANCE WITH LAWS............................................................................. 53
    6.09       INSPECTION OF PROPERTY AND BOOKS AND RECORDS..................................................... 53
    6.10       ENVIRONMENTAL LAWS............................................................................... 53
    6.11       USE OF PROCEEDS.................................................................................. 53

    ARTICLE VII
                                                 NEGATIVE COVENANTS............................................. 54


    7.01       LIMITATION ON LIENS.............................................................................. 54
    7.02       DISPOSITION OF ASSETS............................................................................ 56
    7.03       CONSOLIDATIONS AND MERGERS....................................................................... 57
    7.04       LOANS AND INVESTMENTS............................................................................ 57
    7.06       TRANSACTIONS WITH AFFILIATES..................................................................... 59
    7.07       USE OF PROCEEDS; REGULATIONS .................................................................... 59
    7.08       LIMITATION ON SUBSIDIARY DIVIDENDS. ............................................................. 59
    7.09       JOINT VENTURES................................................................................... 59
    7.10       [Reserved]....................................................................................... 59
    7.11       RESTRICTED PAYMENTS.............................................................................. 59
    7.12       CHANGE IN BUSINESS............................................................................... 60
    7.13       ACCOUNTING CHANGES............................................................................... 60
    7.14       INTEREST COVERAGE RATIO.......................................................................... 60
    7.15       TOTAL DEBT TO TOTAL CAPITALIZATION............................................................... 61


                                  ARTICLE VIII
                                                  EVENTS OF DEFAULT............................................. 61
    8.01       EVENT OF DEFAULT................................................................................. 61
               (a)     NON-PAYMENT.............................................................................. 61
               (b)     REPRESENTATION OR WARRANTY............................................................... 61
               (c)     SPECIFIC DEFAULTS........................................................................ 61
               (d)     OTHER DEFAULTS........................................................................... 61
               (e)     CROSS-DEFAULT............................................................................ 61
               (f)     INSOLVENCY; VOLUNTARY PROCEEDINGS........................................................ 62
               (g)     INVOLUNTARY PROCEEDINGS.................................................................. 62
               (h)     ERISA.................................................................................... 63
               (i)     MONETARY JUDGMENTS....................................................................... 63
               (j)     NON-MONETARY JUDGMENTS................................................................... 63
               (k)     CHANGE OF CONTROL........................................................................ 63
               (l)     LOSS OF LICENSES......................................................................... 63
    8.02       REMEDIES......................................................................................... 64
    8.03       RIGHTS NOT EXCLUSIVE............................................................................. 64

    ARTICLE IX
                                                      THE AGENT................................................. 64
    9.01       APPOINTMENT AND AUTHORIZATION.................................................................... 64
    9.02       DELEGATION OF DUTIES............................................................................. 65
    9.03       LIABILITY OF AGENT............................................................................... 65
    9.04       RELIANCE BY AGENT................................................................................ 65
    9.05       NOTICE OF DEFAULT................................................................................ 66
    9.06       CREDIT DECISION.................................................................................. 66
    9.07       INDEMNIFICATION.................................................................................. 67
    9.08       AGENT IN INDIVIDUAL CAPACITY..................................................................... 68
    9.09       SUCCESSOR AGENT.................................................................................. 68
    9.10       WITHHOLDING TAX.................................................................................. 69

    ARTICLE X
                                                    MISCELLANEOUS............................................... 70
    10.01      AMENDMENTS AND WAIVERS........................................................................... 70
    10.02      NOTICES.......................................................................................... 71
    10.03      NO WAIVER; CUMULATIVE REMEDIES................................................................... 72
    10.04      COSTS AND EXPENSES............................................................................... 72
    10.05      INDEMNITY........................................................................................ 73
    10.06      PAYMENTS SET ASIDE............................................................................... 73
    10.07      SUCCESSORS AND ASSIGNS........................................................................... 74
    10.08      ASSIGNMENTS, PARTICIPATIONS, ETC................................................................. 74
    10.09      SET-OFF.......................................................................................... 78
    10.10      NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC.................................................. 78
    10.11      COUNTERPARTS..................................................................................... 78
    10.12      SEVERABILITY..................................................................................... 78
    10.13      NO THIRD PARTIES BENEFITED....................................................................... 78
    10.14      GOVERNING LAW AND JURISDICTION................................................................... 79
    10.15      WAIVER OF JURY TRIAL............................................................................. 79
    10.16      ENTIRE AGREEMENT................................................................................. 80
    10.17      JOINT AND SEVERAL OBLIGATIONS.................................................................... 80

    SCHEDULES

    Schedule 2.01     List of Commitments and Pro Rata Shares
    Schedule 5.05     Litigation Schedule
    Schedule 5.07     ERISA Schedule
    Schedule 5.10     Schedule of Taxes
    Schedule 5.11     Schedule of Material Indebtedness
    Schedule 5.12     Environmental Schedule
    Schedule 5.16     List of Subsidiaries and Equity Investments
    Schedule 6.06     Insurance Coverage on the Closing Date
    Schedule 7.01     Existing Liens
    Schedule 7.04(a)  Investment Policy
    Schedule 7.05     Existing Subsidiary Indebtedness
                       and Contingent Obligations
    Schedule 10.02    Offshore and Domestic Lending Offices,
                       Addresses for Notices

    EXHIBITS

    Exhibit A         Form of Compliance Certificate
    Exhibit B         Form of Notice of Borrowing
    Exhibit C         Form of Notice of Conversion/Continuation
    Exhibit D         Form of Bank's Competitive Bid Request
    Exhibit E         Form of Competitive Bid
    Exhibit F         Form of Bid Loan Note
    Exhibit F-1       Form of Committed Loan Note
    Exhibit G         Form of Bank's Response to Pro Rata Commitment Increase
                       Request
    Exhibit H-1       Form of Supplement for Non-Pro Rata Commitment
                      Increase (Existing Bank)

    Exhibit H-2       Form of Supplement for Commitment Increase (New Bank)
    Exhibit I         Form of Opinion of Counsel to the Companies
    Exhibit J         Form of Pricing Certificate
    Exhibit K         Form of Assignment and Acceptance Agreement

                              $150,000,000 364 DAY
                                CREDIT AGREEMENT

     This CREDIT AGREEMENT is entered into as of March 16 , 1998 among St. Jude Medical, Inc., a Minnesota corporation ("St. Jude"), Pacesetter, Inc., a Delaware corporation, ("Pacesetter," which, together with St. Jude, shall be called the "Companies"; and each a "Company") the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America National Trust and Savings Association, as Administrative Agent, for the Banks.

     WHEREAS, the Banks have agreed to make available to the Companies jointly and severally, a revolving credit facility upon the terms and conditions set forth in that certain Amended and Restated Credit Agreement dated as of July 17, 1996 among the Companies and the Banks;

     WHEREAS, the Companies and the Banks desire to terminate such credit agreement and replace it with the terms and conditions set forth in this Agreement and the Five Year Credit Agreement (hereinafter defined);

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.01. CERTAIN DEFINED TERMS. The following terms have the following meanings:

          "ABSOLUTE RATE" has the meaning specified in subsection
     2.06(c)(ii)(D).


          "ABSOLUTE RATE AUCTION" means a solicitation of Competitive Bids setting forth Absolute Rates pursuant to Section 2.06.

          "ABSOLUTE RATE BID LOAN" means a Bid Loan that bears interest at a rate determined with reference to the Absolute Rate.

          "ACQUISITION" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests or equity of any Person or otherwise causing any Person, to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that such Company or the Subsidiary is the surviving entity.

          "ADMINISTRATIVE AGENT" means BofA in its capacity as agent for the Banks hereunder, and any successor agent arising under Section 9.09.

          "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

          "AGENT" means only the Administrative Agent.

          "AGENTS" means the Administrative Agent, the Documentation Agent and the Syndication Agent.

          "AGENT-RELATED PERSONS" means the Agents and any successor agent arising under Section 9.09, together with their respective Affiliates (including, in the case of the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "AGENT'S PAYMENT OFFICE" means the address for payments set forth on the signature page hereto in relation to the Administrative Agent, or such other address as the Administrative Agent may from time to time specify.

          "AGREEMENT" means this Credit Agreement.

          "APPLICABLE MARGIN" and "Facility Fee" means, so long as no Default or Event of Default has occurred and is continuing under this Agreement the number of basis points designated below in the applicable column and appropriate grid based on (a) St. Jude's Ratio of Total Debt/Total Capitalization ("Ratio") or (b) the actual rating of St. Jude's senior unsecured long-term debt by either or both of Moody's or S&P in effect on the date of determination (the "Rating"):

===========================================================================================================
       Level                     Ratio                    Facility Fee               Applicable Margin
                                                         (basis points)               (basis points)
===========================================================================================================
         I                 Less than 15%                       5.0 bp                     17.5 bp
===========================================================================================================
         II                15%  - Less than 25%                6.0 bp                     19.0 bp
===========================================================================================================
        III                25%  - Less than 35%                8.0 bp                     22.0 bp
===========================================================================================================
        IV                 35% - 45%                           9.0 bp                     28.5 bp
===========================================================================================================
         V                 Greater than 45%                   12.5 bp                     32.5 bp
===========================================================================================================

                              NOTE PRICING CHANGES

===========================================================================================================
       LEVEL                     RATING                     FACILITY FEE             APPLICABLE MARGIN
                              S&P/Moody's                  (basis points)               (basis points)
===========================================================================================================
         I                 A/A2 or higher                      5.0 bp                     17.5 bp
===========================================================================================================
         II                A-/A3                               6.0 bp                     19.0 bp
===========================================================================================================
        III                BBB+/Baa1                           8.0 bp                     22 bp
===========================================================================================================
         IV                BBB/Baa2                            9.0 bp                     28.5 bp
===========================================================================================================
         V                 BBB-/Baa3                          11.0 bp                     34.0 bp
===========================================================================================================
         VI                BB+/Ba1 or lower                   15.0 bp                     42.5 bp
===========================================================================================================

    provided, however, that:

          (a) The Applicable Margin and Facility Fee shall be determined by the Ratio until St. Jude obtains a Rating from either S&P or Moody's. Thereafter, the Applicable Margin shall be based on the Rating.

          (b) As long as the Applicable Margin and Facility Fee shall be determined by the Ratio, the Applicable Margin and Facility Fee shall be adjusted, to the extent applicable, 45 days , or, in the case of the last fiscal quarter of any fiscal year, 90 days after the end of each fiscal quarter, based on the Ratio as of the last day of such fiscal quarter; it being understood that if St. Jude fails to deliver the financial statements required by subsection 6.01(a) or 6.01(b), as applicable, and the related certificates, if any, required by Section 6.02, by the 45th day or such later date mutually agreed to by St. Jude and the Agent and the Banks (or, if applicable, the 90th day or such later date mutually agreed to by St. Jude and the Agent and the Banks) after any fiscal quarter, the Applicable Margin shall be 30 basis points and the Facility Fee shall be 15 basis points until such financial statements and certificates are delivered;

          (c) If the Ratings established by S&P and Moody's shall fall within different Levels, the Applicable Margin and Facility Fee shall be based on the Rating listed on the numerically lower Level , provided the Ratings are not more than one Level apart and, if they are more than one Level apart, the Applicable Margin and Facility Fee shall be based on the Rating one Level below the higher of the two Levels determined numerically;

          (d) If any Rating shall be established or changed, it shall be effective on the date first announced publicly by the agency establishing such Rating or making such change;

          (e) If S&P or Moody's shall change the basis on which ratings are established, each reference to the Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent Rating by S&P or Moody's, as the case may be;

          (f) If only one of S&P or Moody's shall have in effect a Rating, the Applicable Margin and Facility Fee shall be determined by reference to the available Rating; and

     provided, further, however, that:

          (g) In the event that the total aggregate amount of Loans outstanding under this Agreement exceeds 50% of the total aggregate amount of the Banks' Commitments, the Applicable Margin, whether determined by the Ratio or Rating, shall be increased at each Level by 5 basis points. This increase shall be effective on the date such percentage is exceeded and shall remain in effect for so long as there are Loans outstanding in excess of such percentage.

     "ARRANGER" means BancAmerica Robertson Stephens.

     "ASSIGNEE" has the meaning specified in subsection 10.08(a).

     "ASSIGNMENT AND ACCEPTANCE" has the meaning specified in subsection
10.08(a).

     "ATTORNEY COSTS" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

     "BANK" has the meaning specified in the introductory clause hereto.

     "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.ss.101, et seq.).

     "BASE RATE" means, for any day, the higher of:

          (a) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change; and

          (b) 0.50% per annum above the latest Federal Funds Rate.

          "BASE RATE COMMITTED LOAN" means a Committed Loan that bears interest based on the Base Rate.

          "BID BORROWING" means a Borrowing hereunder consisting of one or more Bid Loans made to either of the Companies on the same day by one or more Banks.

          "BID LOAN" means a Loan by a Bank to either of the Companies under
     Section 2.05, which may be a LIBOR Bid Loan or an Absolute Rate Bid Loan.

          "BID LOAN LENDER" means, in respect of any Bid Loan, the Bank making such Bid Loan to either of the Companies.

          "BID LOAN NOTE" has the meaning specified in Section 2.02.

          "BOFA" means Bank of America National Trust and Savings Association, a national banking association.

          "BORROWING" means a borrowing hereunder consisting of Loans of the same Type made to either of the Companies on the same day by the Banks under Article II, and may be a Committed Borrowing or a Bid Borrowing and, other than in the case of Base Rate Committed Loans, having the same Interest Period.

          "BORROWING DATE" means any date on which a Borrowing occurs under
     Section 2.03 or Section 2.05.

          "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

          "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "CLOSING DATE" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by all Banks (or, in the case of subsection 4.01(e), waived by the Person entitled to receive such payment).

          "CODE" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

          "COMMITMENT", as to each Bank, has the meaning specified in Section 2.01.

          "COMMITTED BORROWING" means a Borrowing hereunder consisting of Committed Loans made on the same day by the Banks ratably according to their respective Pro Rata Shares and, in the case of Offshore Rate Committed Loans, having the same Interest Periods.

          "COMMITTED LOAN" means a Loan by a Bank to either of the Companies under Section 2.01, and may be an Offshore Rate Committed Loan or a Base Rate Committed Loan (each, a "Type" of Committed Loan).

          "COMMITTED LOAN NOTE" has the meaning specified in Section 2.02.

          "COMPETITIVE BID" means an offer by a Bank to make a Bid Loan in accordance with subsection 2.06(b).

          "COMPETITIVE BID REQUEST" has the meaning specified in subsection 2.06(a).

          "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit A.

          "CONDUIT" has the meaning given to that term in (iv) of the definition of Eligible Assignee.

          "CONSOLIDATED NET WORTH" means as of the date of determination, the consolidated stockholders' equity of St. Jude and its consolidated Subsidiaries.

          "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, surety instrument or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof; in each case (a), (b), (c) or (d), including arrangements wherein the rights and remedies of the holder of the primary obligation are limited to repossession or sale of certain property of such Person. The amount of any Contingent Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

          "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound and which is material to such Person.

          "CONVERSION/CONTINUATION DATE" means any date on which, under Section 2.04, either of the Companies (a) converts Committed Loans of one Type to another Type, or (b) continues as Committed Loans of the same Type (but with a new Interest Period), Committed Loans having Interest Periods expiring on such date.

          "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "DOCUMENTATION AGENT" means The First National Bank of Chicago.

          "DOLLARS", "dollars" and "$" each mean lawful money of the United States.

          "ELIGIBLE ASSIGNEE" means (i) a commercial bank organized or licensed under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (iii) a Person that is primarily engaged in the business of commercial banking and that is
     (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary; or (iv) a special purpose corporation which is engaged in making purchasing or otherwise investing in commercial loans in the ordinary course of business and which is also subject to the restrictions contained in Section 10.08
     (g)("Conduit").

          "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

          "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

          "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

          "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by either of the Companies from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan subject to Title IV of ERISA other than standard termination under Section 4041(b) of ERISA; (d) a failure by either of the Companies to make required contributions to a Pension Plan or other Plan subject to
     Section 412 of the Code; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon either of the Companies; or (g) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Pension Plan.

          "EVENT OF DEFAULT" means any of the events or circumstances specified in Section 8.01.

          "EXCHANGE ACT" means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

          "EXISTING AGREEMENT" means that certain Amended and Restated Agreement dated July 17, 1996, as the same may be amended from time to time, made among the Companies, the several financial institutions , party thereto, and Bank of America National Trust and Savings Association, as Administrative Agent.

          "FACILITY FEE" has the meaning given to that term in the definition of Applicable Margin and Section 2.12(b).

          "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

          "FEE LETTER" has the meaning specified in subsection 2.12(a).

          "FIVE YEAR CREDIT AGREEMENT" means that $350,000,000.00 Credit Agreement dated March 16, 1998, as the same may be amended from time to time, made among the Companies, the several financial institutions party thereto, and the Agents.

          FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

          "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (d) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); and (e) all obligations with respect to capital leases.

          "INDEMNIFIED LIABILITIES" has the meaning specified in Section 10.05.

          "INDEMNIFIED PERSON" has the meaning specified in Section 10.05.

          "INDEPENDENT AUDITOR" has the meaning specified in subsection 6.01(a).

          "INSOLVENCY PROCEEDING" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "INTEREST PAYMENT DATE" means, as to any Loan other than a Base Rate Committed Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Committed Loan, the last Business Day of each calendar quarter and each date such Committed Loan is converted into another Type of Committed Loan, provided, however, that (a) if any Interest Period for an Offshore Rate Committed Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter and for each three month period occurring after such date is also an Interest Payment Date, and (b) as to any Bid Loan, such intervening dates prior to the maturity thereof as may be specified by either of the Companies and agreed to by the applicable Bid Loan Lender in the applicable Competitive Bid shall also be Interest Payment Dates.

          "INTEREST PERIOD" means, (a) as to any Offshore Rate Committed Loan, the period commencing on the Business Day such Loan is disbursed, or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Committed Loan, and ending on the date one, two, three or six months (or, if available, as determined by all of the Banks, nine or twelve months) thereafter, as selected by either of the Companies in its Notice of Borrowing or Notice of Conversion/Continuation, as the case may be; (b) as to any LIBOR Bid Loan, the period commencing on the Business Day such Loan is disbursed and ending on the date one, two, three, or six months , thereafter as selected by either of the Companies in the applicable Competitive Bid Request and agreed to by the applicable Bid Loan Lender(s); and (c) as to any Absolute Rate Bid Loan, a period of not less than 14 days and not more than 365/366 (as appropriate) days as selected by either of the Companies in the applicable Competitive Bid Request and agreed to by the applicable Bid Loan Lender(s);

     provided that:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

               (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last

          Business Day of the calendar month at the end of such Interest Period; and

               (iii) no Interest Period for any Loan shall extend beyond the Revolving Termination Date.


          "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions.

          "JOINT VENTURE" means a corporation, partnership, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by either of the Companies or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

          "LENDING OFFICE" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.02, or such other office or offices as such Bank may from time to time notify the Companies and the Agent.

          "LEVEL" means the numbered levels listed on the Ratio grid or the Rating grid contained in the definition of Applicable Margin and Facility Fee.

          "LIBOR RATE" means, for any Interest Period with respect to a LIBOR Bid Loan or Offshore Rate Committed Loan the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the nearest 1/16th of 1%) of the rates of interest per annum notified to the Agent by each Reference Bank as the rate of interest at which dollar deposits in the approximate amount of, in the case of LIBOR Bid Loans, the LIBOR Bid Loans to be borrowed in such Bid Loan Borrowing, and, in the case of Offshore Rate Committed Loans, the Offshore Rate Committed Loan to be made, continued or converted by such Reference Bank, and having a maturity comparable to such Interest Period, would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

          "LIBOR AUCTION" means a solicitation of Competitive Bids setting forth a LIBOR Bid Margin pursuant to Section 2.06.

          "LIBOR BID LOAN" means any Bid Loan that bears interest at a rate based upon the LIBOR Rate.

          "LIBOR BID MARGIN" has the meaning specified in subsection 2.06(c)(ii)(C).

          "LIEN" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

          "LOAN" means an extension of credit by a Bank to a Company under
     Article II, and may be a Committed Loan or a Bid Loan.

          "LOAN DOCUMENTS" means this Agreement, the Notes, the Fee Letter and all other documents delivered to the Agent or any Bank in connection herewith.

          "MAJORITY BANKS" means (a) at any time prior to the Revolving Termination Date, Banks then holding at least 66_% of the Commitments, and
     (b) otherwise, Banks then holding at least 66_% of the then aggregate unpaid principal amount of the Loans.

          "MARGIN STOCK" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

          "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, or financial condition of either Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of either Company to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Companies of any Loan Document.

          "MOODY'S" means Moody's Investors Service, a division of Dun & Bradstreet Corporation.

          "NOTES" means the Bid Loan Notes.

          "NOTICE OF BORROWING" means a notice in substantially the form of Exhibit B.

          "NOTICE OF CONVERSION/CONTINUATION" means a notice in substantially the form of Exhibit C.

          "OBLIGATIONS" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document, owing by either or both of the Companies to any Bank, the Agent, or any Indemnified Person, whether joint or several, direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

          "OFFSHORE RATE COMMITTED LOAN" means any Committed Loan that bears interest based on the LIBOR Rate.

          "OFFSHORE RATE LOAN" means any LIBOR Bid Loan or any Offshore Rate Committed Loan.

          "ORGANIZATION DOCUMENTS" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

          "OTHER TAXES" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

          "PARTICIPANT" has the meaning specified in subsection 10.08(d).

          "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

          "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which either Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

          "PERMITTED LIENS" has the meaning specified in Section 7.01.

          "PERSON" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

          "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to ERISA and which either of the Companies sponsors or maintains or to which either of the Companies makes, is making, or is obligated to make contributions and includes any Pension Plan.

          "PRICING CERTIFICATE" has the meaning specified in Section 6.02.

          "PRO RATA SHARE" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

          "RATIO AND RATING" have the meanings given to them in the definition of Applicable Margin.

          "REFERENCE BANKS" means BofA, The First National Bank of Chicago and Credit Suisse First Boston.

          "REPORTABLE EVENT" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "RESPONSIBLE OFFICER" means the chief executive officer or the president of each Company, or any other officer having substantially the same authority and responsibility;

     or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of each Company, or any other officer having substantially the same authority and responsibility.

          "REVOLVING TERMINATION DATE" means the earlier to occur of:

               (a) March 15, 1999 and

               (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

          "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

          "S&P" means Standard & Poor's Ratings Services, a division of McGraw Hill Companies, Inc.

          "SUBSIDIARY" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of either of the Companies.

          "SYNDICATION AGENT" means Credit Suisse First Boston.

          TAXES" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

          "TOTAL CAPITALIZATION" means the sum of Total Debt and Consolidated Net Worth.

          "TOTAL DEBT" means all Indebtedness and all Contingent Obligations of St. Jude and its consolidated Subsidiaries.

          "TYPE" has the meaning specified in the definition of "Committed
     Loan."

          "UNFUNDED PENSION LIABILITY" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

          "UNITED STATES" and "U.S." each means the United States of America.

          "WHOLLY-OWNED SUBSIDIARY" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by either of the Companies, or by one or more of the other Wholly-Owned Subsidiaries, or both.

     1.02 OTHER INTERPRETIVE PROVISIONS

     (a) DEFINED TERMS. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

     (b) THE AGREEMENT. The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, section, schedule and exhibit references are to this Agreement unless otherwise specified.

     (c) CERTAIN COMMON TERMS

          (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

          (ii) The term "including" is not limiting and means "including without limitation."

     (d) PERFORMANCE; TIME. Whenever any performance obligation hereunder shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

     (e) CONTRACTS. Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

     (f) LAWS. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

     (g) CAPTIONS. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

     (h) INDEPENDENCE OF PROVISIONS. The parties acknowledge that this Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

     1.03 ACCOUNTING PRINCIPLES

     (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

     (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Companies.

                                   ARTICLE II
                                   THE CREDIT

     2.01 THE REVOLVING CREDIT. Each Bank severally agrees, on the terms and conditions set forth herein, to make Loans to either of the Companies, jointly and severally, from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule 2.01 for such Bank (such amount as the same may be increased under Section 2.09 or reduced under Section 2.07 or as a result of one or more assignments under Section 10.08, the Bank's "Commitment"); provided, however, that, after giving effect to any Committed Borrowing, the aggregate principal amount of all outstanding Committed Loans, together with the aggregate principal amount of all Bid Loans outstanding, shall not at any time exceed the combined Commitments. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Companies, jointly and severally, may borrow under this Section 2.01, prepay under Section 2.08 and reborrow under this Section 2.01.

     2.02 LOAN ACCOUNTS; BID LOAN NOTES

     (a) The Committed Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to either of the Companies and the interest and payments thereon. The Committed Loans made by each Bank may also be evidenced by a promissory note executed by each of the Companies (a "Committed Loan Note") (each such Note to be substantially in the form of Exhibit F-1.) Each Bank may endorse on the schedule annexed to its Note, the date, amount and maturity of each Committed Loan made by it and the amount of each payment of principal made by each of the Companies with respect thereto. Each such Bank is irrevocably authorized to endorse its Note; provided, however, any failure so to record or any error in doing so shall not, however, limit or otherwise affect the joint and several obligation of either of the Companies hereunder to pay any amount owing with respect to the Loans.

     (b) The Bid Loans made by any Bank shall be evidenced by a promissory note executed by each of the Companies (a "Bid Loan Note") (each such Note to be substantially in the form of Exhibit F). Each Bank shall endorse on the schedule annexed to its Note the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by each of the Companies with respect thereto. Each such Bank is irrevocably authorized by each of the Companies to endorse its Note and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the joint and several obligations of the Companies hereunder or under any such Note to such Bank.

     2.03 PROCEDURE FOR COMMITTED BORROWING

     (a) Each Committed Borrowing shall be made upon a Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 11:00 a.m. (Chicago time):
(i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

          (A) whether the borrowing is for St. Jude or Pacesetter;

          (B) the amount of the Committed Borrowing, which shall be in an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof;

          (C) the requested Borrowing Date, which shall be a Business Day;

          (D) the Type of Loans comprising the Committed Borrowing; and

          (E) the duration of the Interest Period applicable to such Committed Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Committed Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month.

provided, however; it is understood that the first Committed Borrowing shall be made at least three (3) Business Days after the Closing Date if such Committed Borrowing is an Offshore Rate Committed Loan unless St. Jude delivers a funding indemnification letter in form and substance satisfactory to the Agent and the Banks.

     (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Committed Borrowing.

     (c) Each Bank will make the amount of its Pro Rata Share of each Committed Borrowing available to the Agent for the account of the Company specified in notice of borrowing at the Agent's Payment Office by 1:00 p.m. ( Chicago time) on the Borrowing Date requested by such Company in funds immediately available to the Agent. Any such amount which is received by the Agent later than 1:00 p.m. ( Chicago time) shall be deemed to have been received on the immediately succeeding Business Day. The proceeds of all such Committed Loans will then be made available to such Company by the Agent by wire transfer in accordance with written instructions provided to the Agent by such Company of like funds as received by the Agent.

     (d) After giving effect to any Committed Borrowing, there may not be more than ten (10) different Interest Periods in effect in respect of all Committed Loans and Bid Loans together then outstanding.

     2.04 CONVERSION AND CONTINUATION ELECTIONS FOR COMMITTED BORROWINGS.

     (a) Either Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.04(b):

          (i) elect, as of any Business Day, in the case of Base Rate Committed Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Committed Loans, to convert any such Committed Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Committed Loans of any other Type; or

          (ii) elect, as of the last day of the applicable Interest Period, to continue any Committed Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Committed Loans in respect of any Committed Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such Offshore Rate Committed Loans shall automatically convert into Base Rate Committed Loans, and on and after such date the right of the such Company to continue such Committed Loans as, and convert such Committed Loans into, Offshore Rate Committed Loans shall terminate.

     (b) Either of the Companies shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 11:00 a.m. (Chicago time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into or continued as Offshore Rate Committed Loans; and (ii) prior to 11:00 a.m. (Chicago time) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Committed Loans, specifying:

          (A) whether the Conversion/Continuation is for St. Jude or Pacesetter;

          (B) the proposed Conversion/Continuation Date;

          (C) the aggregate amount of Committed Loans to be converted or renewed;

          (D) the Type of Committed Loans resulting from the proposed conversion or continuation; and

          (E) other than in the case of conversions into Base Rate Committed Loans, the duration of the requested Interest Period.

     (c) If upon the expiration of any Interest Period applicable to Offshore Rate Committed Loans, such Company has failed to select a new Interest Period to be applicable to such Loans in accordance with Section 2.04(b), or if any Default or Event of Default then exists, such Company shall be deemed to have elected to convert such Offshore Rate Committed Loans into Base Rate Committed Loans effective as of the expiration date of such Interest Period.

     (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by such Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Committed Loans with respect to which the notice was given held by each Bank.

     (e) Unless the Majority Banks otherwise agree, during the existence of a Default or Event of Default, the Companies may not elect to have a Committed Loan be made as, converted into or continued as, an Offshore Rate Committed Loan.

     (f) After giving effect to any conversion or continuation of Committed Loans, there may not be more than ten (10) different Interest Periods in effect in respect of all Committed Loans and Bid Loans together then outstanding.

     2.05 BID BORROWINGS. In addition to Committed Borrowings, each Bank severally agrees that either of the Companies may, as set forth in Section 2.06, from time to time request the Banks prior to the Revolving Termination Date to submit offers to make Bid Loans to such Company; provided, however, that the Banks may, but shall have no obligation to, submit such offers and such Company may, but shall have no obligation to, accept any such offers; and provided, further, that at no time shall (a) the outstanding aggregate principal amount of all Bid Loans made by all Banks, plus the outstanding aggregate principal amount of all Committed Loans made by all Banks exceed the combined Commitments; or (b) the number of Interest Periods for Bid Loans then outstanding plus the number of Interest Periods for Committed Loans then outstanding exceeds ten (10).

     2.06 PROCEDURE FOR BID BORROWINGS

     (a) When St. Jude and/or Pacesetter wishes to request the Banks to submit offers to make Bid Loans hereunder, it shall transmit to the Agent and each Bank by telephone call followed promptly by facsimile transmission a notice in substantially the form of Exhibit D (a "Competitive Bid Request") so as to be received no later than 10:30 a.m. (Chicago time) (x) four Business Days prior to the date of a proposed Bid Borrowing in the case of a LIBOR Auction, or (y) one Business Day prior to the date of a proposed Bid Borrowing in the case of an Absolute Rate Auction, specifying:

          (i) the date of such Bid Borrowing, which shall be a Business Day;

          (ii) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of $5,000,000 or in multiples of $1,000,000 in excess thereof;

          (iii) whether the Competitive Bids requested are to be for LIBOR Bid Loans or Absolute Rate Bid Loans or both; and

          (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period" herein.

Subject to subsection 2.06(c), the Companies, together, may not request Competitive Bids for more than three Interest Periods in a single Competitive Bid Request and may not request Competitive Bids more than once in any period of five Business Days.

     (b) Upon receipt of a Competitive Bid Request, the Agent will promptly send to the Banks by facsimile transmission or telex a copy of such Competitive Bid Request.

          (c) (i) Each Bank may at its discretion submit a Competitive Bid containing an offer or offers to make Bid Loans in response to any Competitive Bid Request. Each Competitive Bid must comply with the requirements of this subsection 2.06(c) and must be submitted to the Company by facsimile transmission at the Company's office for notices set forth on the signature pages hereto not later than (1) 8:30 a.m. (Chicago time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (2) 8:30 a.m. (Chicago time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction.

          (ii) Each Competitive Bid shall be in substantially the form of Exhibit E, specifying therein:

               (A) the proposed date of Borrowing;

               (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the quoting Bank, (y) must be $5,000,000 or in multiples of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested;

               (C) in case either of the Companies elects a LIBOR Auction, the margin above or below LIBOR (the "LIBOR Bid Margin") offered for each such Bid Loan, expressed as a percentage (expressed in multiples of 1/1000th of one basis point) to be added to or subtracted from the applicable LIBOR and the Interest Period applicable thereto;

               (D) in case either of the Companies elects an Absolute Rate Auction, the rate of interest per annum (expressed in multiples of 1000th of one basis point) (the "Absolute Rate") offered for each such Bid Loan; and

               (E) the identity of the quoting Bank.

     A Competitive Bid may contain up to three separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Competitive Bids. The Companies shall pay to the Agent a bid auction fee of $650.00 for each bid auction if the number of Banks party to this Agreement is greater than twelve. If the number of Banks party to this Agreement is twelve or less, then the Companies shall pay to the Agent a bid auction fee of $450 for each bid auction.

          (iii) Any Competitive Bid shall be disregarded if it:

               (A) is not substantially in conformity with Exhibit E or does not specify all of the information required by subsection (c)(ii) of this Section;

               (B) contains qualifying, conditional or similar language;

               (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bids; or

               (D) arrives after the time set forth in subsection (c)(i).

          (d) Not later than 9:30 a.m. (Chicago time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or 9:30 a.m. (Chicago time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the appropriate Company shall notify the Agent and the appropriate Bank of its acceptance or non-acceptance of the offers so made to it pursuant to subsection 2.06(c). Such Company shall be under no obligation to accept any offer and may choose to reject all offers. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. Such Company may accept any Competitive Bid in whole or in part; provided that:

               (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

               (ii) the principal amount of each Bid Borrowing must be $5,000,000 or in any multiple of $1,000,000 in excess thereof;

               (iii) acceptance of offers may only be made on the basis of ascending LIBOR Bid Margins or Absolute Rates within each Interest Period, as the case may be; and

               (iv) neither Company may accept any offer that is described in subsection 2.06(c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

          (e) If offers are made by two or more Banks with the same LIBOR Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Company among such Banks as nearly as possible (in such multiples, not less than $1,000,000) in proportion to the aggregate principal amounts of such offers. Determination by the Company of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

               (f) (i) The Company will promptly notify each Bank having submitted a Competitive Bid if its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the Bid Borrowing.

               (ii) Each Bank, which has received notice pursuant to subsection 2.06(f)(i) that its Competitive Bid has been accepted, shall make the amounts of such Bid Loans available to the Company by 1:00 p.m. (Chicago time) in the case of Absolute Rate Bid Loans, and by 1:00 p.m. (Chicago time) in the case of LIBOR Bid Loans, on such date of Bid Borrowing, in funds immediately available to the Company.

               (iii) Promptly following each Bid Borrowing, the Company shall notify the Agent and each Bank of the ranges of bids submitted and the highest and lowest Bids accepted for each Interest Period requested by either of the Companies and the aggregate amount borrowed pursuant to such Bid Borrowing.

          (g) If, on or prior to the proposed date of Borrowing, the Commitments have not been terminated and if, on such proposed date of Borrowing all applicable conditions to funding referenced in Sections 3.02, 3.05 and 4.02 hereof are satisfied, the Bank or Banks whose offers either of the Companies has accepted will fund each Bid Loan so accepted. Nothing in this
     Section 2.06 shall be construed as a right of first offer in favor of the Banks or to otherwise limit the ability of either of the Companies to request and accept credit facilities from any Person (including any of the Banks), provided that no Default or Event of Default would otherwise arise or exist as a result of either of the Companies executing, delivering or performing under such credit facilities.

     2.07 VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENTS. The Companies may, upon not less than five Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; provided, that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of Committed Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased except as provided in
Section 2.09. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued facility fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

     2.08 OPTIONAL PREPAYMENTS. (a) Subject to Section 3.04, the Companies may, at any time or from time to time, upon not less than (i) three Business Days' irrevocable notice to the Agent, in the case of Offshore Rate Committed Loans, or (ii) one Business Day's irrevocable notice to the Agent, in the case of Base Rate Committed Loans, ratably prepay Committed Loans in whole or in part, in minimum amounts of $5,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Companies, the Companies shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to
Section 3.04.

     (b) Bid Loans may not be voluntarily prepaid.

     2.09 OPTIONAL INCREASE IN COMMITMENTS. At any time the Companies may request the Banks by written notice to the Agent, to increase the aggregate Commitments. The Agent shall transmit such request to each Bank within one Business Day. Each Bank will have the option, in its sole discretion, to subscribe for its proportionate share of such requested increase, according to its then existing Pro Rata Share. The Banks shall respond in writing to the Companies' request through the Agent within fifteen (15) Business Days by submitting a supplement in the form of Exhibit G. Any Bank not responding within fifteen (15) Business Days shall be deemed to have declined the request. At the option of the Companies, any part of the increase not so subscribed may be assumed, within ten (10) Business Days of the Banks' response, by one or more existing Banks or assumed by other banks meeting the qualifications of an Eligible Assignee acceptable to the Agent and the Companies, which consent of the Agent shall not be unreasonably withheld, upon submission of a supplement in the form of Exhibit H-1, in the case of an existing Bank, or Exhibit H-2, in the case of a new party to this Agreement, and Schedule 2.01 shall be amended accordingly. If Commitments are reallocated as a result of a non-pro rata subscription, the Loans shall be prepaid to the extent outstandings exceed each Bank's reallocated Commitment (subject, without limitation, to Section 3.04(d) hereof).

     2.10 REPAYMENT. The Companies shall repay to the Banks in full on the Revolving Termination Date the aggregate principal amount of Loans outstanding on such date. The Companies shall repay each Offshore Rate Committed Loan and each Bid Loan on the last day of the relevant Interest Period.


     2.11 INTEREST.

     (a) Each Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the LIBOR Rate plus the Applicable Margin or the Base Rate, as the case may be (and subject to either Company's right to convert to other Types of Loans under Section 2.04) , plus the Applicable Margin . Each Bid Loan shall bear interest on the outstanding principal amount thereof from the relevant Borrowing Date at a rate per annum equal to the LIBOR Rate plus (or minus) the LIBOR Bid Margin, or at the Absolute Rate, as the case may be.

     (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Committed Loans under Section 2.08 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

     (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Companies shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus 2%; provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 2%.

     (d) Anything herein to the contrary notwithstanding, the obligations of the Companies to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Companies shall pay such Bank interest at the highest rate permitted by applicable law.

     2.12 FEES.

     (a) ARRANGEMENT, AGENCY FEES AND OTHER FEES. The Companies shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay agency (including bid agency) fees and other sums to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") between St. Jude and the Arranger and Agent dated February 11, 1998.

     (b) FACILITY FEES. The Companies shall pay to the Agent for the account of each Bank a facility fee on the entire portion of such Bank's Commitment (whether utilized or unutilized), computed on a quarterly basis in arrears on the last Business Day of each calendar quarter as set forth in the appropriate "Facility Fee" section of either the Ratio or Rating grid as determined and set forth in the definition of "Applicable Margin". Such facility fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter (subject to Section 2.13(e)) commencing on March 31, 1998 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.07, the accrued facility fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The facility fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

     2.13 COMPUTATION OF FEES AND INTEREST.

     (a) All computations of interest for Base Rate Committed Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

     (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Companies and the Banks in the absence of manifest error. The Agent will, at the request of the Companies or any Bank, deliver to the Companies or the Bank, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate.

     (c) If any Reference Bank's Commitment terminates (other than on termination of all the Commitments), or for any reason whatsoever the Reference Bank ceases to be a Bank hereunder, that Reference Bank shall thereupon cease to be a

Reference Bank, and the LIBOR Rate shall be determined on the basis of the rates as notified by the remaining Reference Banks.

     (d) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Agent as contemplated hereby. If any of the Reference Banks fails to supply such rates to the Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Bank(s).

     (e) With respect to Facility Fees payable hereunder on the last Business Day of the first calendar quarter of each year, the Companies may extend the payment date for such Facility Fees up to 5 Business Days, provided that at least 10 Business Days prior to such payment date the Companies give the Agent written notice of such extension and provided that Facility Fees shall continue to accrue during such extended period.

     2.14 PAYMENTS BY THE COMPANIES.

     (a) All payments to be made by either of the Companies shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by either of the Companies shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 1:00 p.m. (Chicago time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 1:00 p.m. (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

     (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

     (c) Unless the Agent receives notice from the Companies prior to the date on which any payment is due to the Banks that the Companies will not make such payment in full as and when required, the Agent may assume that the Companies have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Companies have not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.


     2.15 PAYMENTS BY THE BANKS TO THE AGENT.

     (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, prior to 1:00 p.m. (Chicago time) on the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of such Company the amount of that Bank's Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to such Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to such Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify such Company of such failure to fund and, upon demand by the Agent, such Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

     (b) The failure of any Bank to make any Committed Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Committed Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Committed Loan to be made by such other Bank on any Borrowing Date.

     2.16 SHARING OF PAYMENTS, ETC. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Committed Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Committed Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Companies agree that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Bank were the direct creditor of the Companies in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments. Any Bank having outstanding both Committed Loans and Bid Loans at any time a right of set-off is exercised by such Bank shall apply the proceeds of such set-off first to such Bank's Committed Loans, until its Committed Loans are reduced to zero, and thereafter to its Bid Loans.

                                  ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

     3.01 TAXES. (a) Any and all payments by the Companies to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Companies shall pay all Other Taxes.

     (b) The Companies agree to indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

     (c) If the Companies shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

          (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

          (ii) the Companies shall make such deductions and withholdings;

          (iii) the Companies shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

          (iv) the Companies shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed.

     (d) Within 30 days after the date of any payment by the Companies of Taxes or Other Taxes, the Companies shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

     (e) If the Companies are required to pay additional amounts to any Bank or the Agent pursuant to subsection (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Companies which may thereafter accrue, if such change in the reasonable judgment of such Bank is not otherwise disadvantageous to such Bank. Such Bank also agrees to use its best efforts to promptly advise the Agent and the Companies if such additional amounts are required to be paid under subsection (c)

     3.02 ILLEGALITY.

     (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Companies through the Agent, any obligation of that Bank to make Offshore Rate Loans (including in respect of any LIBOR Bid Loan as to which the Companies have accepted such Bank's Competitive Bid, but as to which the Borrowing Date has not arrived) shall be suspended until the Bank notifies the Agent and the Companies that the circumstances giving rise to such determination no longer exist.

     (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Companies shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Companies are required to so prepay any Offshore Rate Committed Loan, then concurrently with such prepayment, the Companies shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Committed Loan.

     (c) If the obligation of any Bank to make or maintain Offshore Rate Committed Loans has been so terminated or suspended, the Companies may elect, by giving notice to the Bank through the Agent, that all Loans which would otherwise be made by the Bank as Offshore Rate Committed Loans shall be instead Base Rate Committed Loans.

     (d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the reasonable judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

     3.03 INCREASED COSTS AND REDUCTION OF RETURN.

     (a) If any Bank determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Companies shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

     (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation,
(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Companies through the Agent, the Companies shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

     (c) Such Bank also agrees to use its best efforts to promptly advise the Agent and the Companies if such additional amounts are required to be paid under this Section 3.03.

     3.04 FUNDING LOSSES. The Companies shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

     (a) the failure of the Companies to make on a timely basis any payment of principal of any Offshore Rate Loan;

     (b) the failure of either of the Companies to borrow, continue or convert a Committed Loan after either of the Companies have given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

     (c) the failure of the Companies to make any prepayment of any Committed Loan in accordance with any notice delivered under Section 2.08;

     (d) the prepayment (including pursuant to Section 2.08 or 2.09) or other payment (including after acceleration thereof) of any Offshore Rate Loan or Absolute Rate Bid Loan on a day that is not the last day of the relevant Interest Period; or

     (e) the automatic conversion under Section 2.04 of any Offshore Rate Committed Loan to a Base Rate Committed Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or re-employment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Companies to the Banks under this Section and under subsection 3.03(a), each Offshore Rate Committed Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR Rate used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

     3.05 INABILITY TO DETERMINE RATES. If any two Reference Banks determine that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the LIBOR Rate applicable pursuant to subsection 2.11(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Companies and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Companies may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Companies do not revoke such Notice, the Banks shall make, convert or continue the Committed Loans, as proposed by the Companies, in the amount specified in the applicable notice submitted by the Companies, but such Committed Loans shall be made, converted or continued as Base Rate Committed Loans instead of Offshore Rate Committed Loans.

     3.06 RESERVES ON OFFSHORE RATE COMMITTED LOANS. The Companies shall pay to each Bank, as long as such Bank shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Offshore Rate Committed Loan equal to the actual costs of such reserves allocated to such Committed Loan by the Bank (as determined by the Bank in good faith, payable on each date on which interest is payable on such Committed Loan, provided the Companies shall have received at least 15 days' prior written notice (with a copy to the Agent) of such additional interest from the Bank. If a Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

     3.07 CERTIFICATES OF BANKS. Any Bank claiming reimbursement or compensation under this Article III shall deliver to the Companies (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be rebuttable presumptive evidence of the amount payable to such Bank.

     3.08 SUBSTITUTION OF BANKS. Upon the receipt by the Companies from any Bank (an "Affected Bank") of a claim for compensation under Section 3.03, the Companies may: (i) request the Affected Bank (who may, but shall not be obligated to, respond) to identify a replacement bank or financial institution satisfactory to the Companies and meeting the qualifications of an Eligible Assignee to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "Replacement Bank"); (ii) request one more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment (but no other Bank shall be required to do so); or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or
(iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld). Any transfer arising under this Section
3.08 shall comply with the requirements of Section 10.08.

     3.09 SURVIVAL. The agreements and obligations of the Companies in this
Article III shall survive the payment of all other Obligations.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

     4.01 CONDITIONS OF INITIAL LOANS. The obligation of each Bank to make its initial Committed Loan hereunder, and to receive the initial Competitive Bid Request, is subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

     (a) CREDIT AGREEMENT; NOTES. This Agreement (and a Bid Loan Note for each
Bank) properly executed;

     (b) RESOLUTIONS; INCUMBENCY.

          (i) Copies of the resolutions of the board of directors of each of the Companies authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Company; and

          (ii) A certificate of the Secretary or Assistant Secretary of each of the Companies certifying the names and true signatures of the officers of each of the Companies authorized to execute, deliver and perform, this Agreement, and all other Loan Documents to be delivered by it hereunder;

     (c) ORGANIZATION DOCUMENTS; GOOD STANDING. Each of the following documents:ION DOCUMENTS; GOOD STANDING

          (i) the articles or certificate of incorporation and the bylaws of each of the Companies as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of such Company as of the Closing Date; and

          (ii) a good standing certificate for each Company from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where each such Company is qualified to do business as a foreign corporation as of a recent date, together with a bring-down certificate by facsimile, dated the Closing Date;

     (d) LEGAL OPINIONS. An opinion of Dorsey & Whitney LLP, counsel to the Companies and addressed to the Agent and the Banks, substantially in the form of
Exhibit I;

     (e) PAYMENT OF FEES. Evidence of payment by the Companies of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, including any such costs, fees and expenses arising under or referenced in Section 2.12 or Article III;

     (f) CERTIFICATE. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

          (i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

          (ii) no Default or Event of Default exists or would result from the initial Borrowing; and

          (iii) there has occurred since December 31, 1996 , no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (g) Termination of Existing Agreement. The Existing Agreement shall be terminated and all amounts outstanding thereunder shall have been paid in full.

     (h) Execution of the Five Year Credit Agreement. The Five Year Credit Agreement shall have been executed and all conditions to lending shall have been satisfied.

     (i) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may reasonably request.

     4.02 CONDITIONS TO ALL BORROWINGS. The obligation of each Bank to make any Committed Loan to be made by it, or any Bid Loan as to which the Companies have accepted the relevant Competitive Bid (including its initial Loan), or to continue or convert any Committed Loan under Section 2.04 is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Conversion/Continuation Date:

     (a) NOTICE OF BORROWING OR CONVERSION/CONTINUATION. As to any Committed Loan, the Agent shall have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable;

     (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in Article V, including, without limitation, Section 5.08, shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

     (c) NO EXISTING DEFAULT. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion.

Each Notice of Borrowing and Notice of Conversion/Continuation and Competitive Bid Request submitted by either of the Companies hereunder shall constitute a representation and warranty by the Companies hereunder, as of the date of each such notice or request and as of each Borrowing Date or Conversion/Continuation Date, as applicable, that the conditions in Section 4.02 are satisfied.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

     The Companies represent and warrant to the Agent and each Bank that:

     5.01 CORPORATE EXISTENCE AND POWER. Each of the Companies and each of their
Subsidiaries:

          (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

          (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

          (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

          (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (b), (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     5.02 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Companies of this

Agreement and each other Loan Document to which each of the Companies is party, have been duly authorized by all necessary corporate action, and do not and will not:

          (a) contravene the terms of any of the Companies' Organization Documents;

          (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Companies is a party or any order, injunction, writ or decree of any Governmental Authority to which either of the Companies or its property is subject; or

          (c) violate any Requirement of Law.

     5.03 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Companies of this Agreement or any other Loan Document.

     5.04 BINDING EFFECT. This Agreement and each other Loan Document to which either of the Companies is a party constitute the legal, valid and binding obligations of such Company, enforceable against such Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     5.05 LITIGATION. Except as specifically disclosed in Schedule 5.05, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of either of the Companies, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against either of the Companies, or its Subsidiaries or any of their respective properties which:

          (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

          (b) if determined adversely to such Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     5.06 NO DEFAULT. No Default or Event of Default exists or would result from the incurring of any Obligations by the Companies. As of the Closing Date, neither the Companies nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 8.01(e).

     5.07 ERISA COMPLIANCE.

     (a) Except as specifically disclosed in Schedule 5.07, each Plan is in substantial compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Companies, nothing has occurred which would if not remedied (the time for such remedy not having yet expired) cause the loss of such qualification.

     (b) There are no pending, or to the best knowledge of the Companies, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or other violation of the fiduciary responsibility rule under ERISA with respect to any Plan which could reasonably result in a Material Adverse Effect.

     (c) Except as specifically disclosed in Schedule 5.07, no ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan.

     (d) Except as specifically disclosed in Schedule 5.07, no Pension Plan has any Unfunded Pension Liability.

     (e) Except as specifically disclosed in Schedule 5.07, neither of the Companies has incurred, nor does it reasonably expect to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA).

     (f) Except as specifically disclosed in Schedule 5.07, neither of the Companies has transferred any Unfunded Pension Liability to any Person or to the knowledge of the Companies otherwise engaged in a transaction subject to Section 4069 of ERISA.

     (g) No trade or business (whether or not incorporated) under common control with either of the Companies within the meaning of Section 414(b), (c), (m) or
(o) of the Code maintains or contributes to any Pension Plan or other Plan subject to Section 412 of the Code. During the five year period ending on the Closing Date, neither the Companies nor any Person under common control with the Companies (as defined in the preceding sentence) has ever contributed to any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

     5.08 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 6.11 and
Section 7.07. Neither of the Companies nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

     5.09 TITLE TO PROPERTIES. The Companies and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Companies and its Subsidiaries is subject to no Liens, other than Permitted Liens.

     5.10 TAXES. The Companies and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Companies or any Subsidiary that would, if made, have a Material Adverse Effect or that is not disclosed on Schedule 5.10.

     5.11 FINANCIAL CONDITION.

     (a) The audited consolidated financial statements of St. Jude and its Subsidiaries dated December 31, 1996, and the unaudited consolidated financial statements dated September 30, 1997, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year or the fiscal quarter, respectively, ended on such dates:

          (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments in the case of such unaudited statements;

          (ii) fairly present the financial condition of St. Jude and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

          (iii) except as specifically disclosed in Schedule 5.11, show all material Indebtedness and other liabilities, direct or contingent, of St. Jude and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

     (b) Since December 31, 1996, there has been no Material Adverse Effect.

     5.12 ENVIRONMENTAL MATTERS. Each of the Companies conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Companies have reasonably concluded that, except as specifically disclosed in Schedule 5.12, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     5.13 REGULATED ENTITIES. None of the Companies, any Person controlling the Companies, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Companies Act of 1940. Neither of the Companies is not subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     5.14 NO BURDENSOME RESTRICTIONS. Neither of the Companies nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

     5.15 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. Each of the Companies or their Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Companies, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by either of the Companies or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 5.15, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Companies, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     5.16 SUBSIDIARIES. As of the Closing Date, the Companies have no Subsidiaries other than those specifically disclosed in part (a) of Schedule
5.16 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 5.16.

     5.17 INSURANCE. The properties of each of the Companies and their Subsidiaries are insured either with financially sound and reputable insurance companies or under legitimate and responsible self-insurance programs, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where each Company or their Subsidiaries operate.

     5.18 FULL DISCLOSURE. None of the representations or warranties made by either of the Companies or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Companies or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Companies to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

     6.01 FINANCIAL STATEMENTS. The Companies shall deliver to the Agent, in form and detail satisfactory to the Agent and the Majority Banks, with sufficient copies for each Bank:

     (a) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of St. Jude and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Ernst & Young or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the St. Jude or any Subsidiary's records; and

     (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of St. Jude and its Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of St. Jude and its Subsidiaries.

     6.02 CERTIFICATES; OTHER INFORMATION. The Companies shall furnish to the Agent, with sufficient copies for each Bank:

     (a) concurrently with the delivery of the financial statements referred to in subsections 6.01(a) and (b), (i)

Compliance Certificate and (ii) Pricing Certificate in the form of Exhibit J ("Pricing Certificate") so long as the Applicable Margin and Facility Fee are computed according to the Ratio , executed by a Responsible Officer which certifies, among other things, that no Default or Event of Default has occurred and is continuing (except as described therein);

     (b) promptly, copies of all financial statements and reports that St. Jude sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that St. Jude or any Subsidiary may make to, or file with, the SEC;

     (c) promptly, such additional information regarding the business, financial or corporate affairs of the Companies or any Subsidiary as the Agent, at the request of any Bank, may from time to time reasonably request;

     (d) immediately, written notice of St. Jude's receipt of a Rating or any change in such Rating; and

     (e) immediately, written notice of Loans in excess of 50% of the Banks' aggregate total Commitments pursuant to subsection (g) of the definition of Applicable Margin and Facility Fee.

     6.03 NOTICES. The Companies shall promptly notify the Agent and each Bank:

     (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that is reasonably likely to become a Default or Event of Default;

     (b) of any matter that has resulted or is reasonably likely to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of either of the Companies or their Subsidiaries; (ii) any dispute, litigation, investigation, proceeding or suspension between either of the Companies or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting either of the Companies or any Subsidiary, including pursuant to any applicable Environmental Laws;

     (c) of any of the following events affecting either of the Companies, together with a copy of any notice with respect to such event that may be required to be filed with a

Governmental Authority and any notice delivered by a Governmental Authority to the Companies with respect to such event:

          (i) an ERISA Event;

          (ii) if any of the representations and warranties in Section 5.07 ceases to be true and correct;

          (iii) the adoption of any new Pension Plan or other Plan subject to
     Section 412 of the Code;

          (iv) the adoption of any amendment to a Pension Plan or other Plan subject to Section 412 of the Code that results in a material increase in contributions or Unfunded Pension Liability; or

          (v) the commencement of contributions to any Pension Plan or other Plan subject to Section 412 of the Code; and

     (d) of any material change in accounting policies or financial reporting practices by either of the Companies or any of their consolidated Subsidiaries.

     Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action such Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

     6.04 PRESERVATION OF CORPORATE EXISTENCE, ETC. Each of the Companies shall, and shall cause each Subsidiary to:

     (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

     (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 7.03 and sales of assets permitted by Section 7.02;

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

     (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

     (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     6.05 MAINTENANCE OF PROPERTY. Each of the Companies shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Each of the Companies and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

     6.06 INSURANCE. Each of the Companies shall maintain, and shall cause each Subsidiary to maintain, either with financially sound and reputable independent insurers or under legitimate and responsible self-insurance programs, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; provided that at all times during the term of this Agreement the Companies shall maintain insurance coverage with sound and reputable independent insurers in substantially the same amounts and covering substantially the same risks as the coverage existing on the Closing Date which is specifically disclosed in Schedule 6.06. Upon request of the Agent or any Bank, the Companies shall furnish the Agent, with sufficient copies for each Bank, at reasonable intervals (but not more than once per calendar year) a certificate of each of the Companies' insurance broker setting forth the nature, extent and such other information as the Agent may reasonably request regarding the independent insurance maintained by such Company and its Subsidiaries in accordance with this Section 6.06.

     6.07 PAYMENT OF OBLIGATIONS. The Companies shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

     (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Companies or such Subsidiary;

     (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Companies or such Subsidiary; and

     (c) all Indebtedness, as and when due and payable.

     6.08 COMPLIANCE WITH LAWS. Each of the Companies shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

     6.09 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. Each of the Companies shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of each of the Companies and their Subsidiaries. The Companies shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Companies; provided, however, when an Event of Default exists the Agent or any Bank may do any of the foregoing at the expense of the Companies at any time during normal business hours and without advance notice.

     6.10 ENVIRONMENTAL LAWS. Each of the Companies shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws (except for any noncompliance which has not resulted or is not reasonably likely to result in a Material Adverse Effect).

     6.11 USE OF PROCEEDS. Each of the Companies shall use the proceeds of the Loans for general corporate purposes and

Acquisitions not in contravention of any Requirement of Law or of any provision of any Loan Document, including, without limitation, the provisions of Section
7.07. Proceeds of each Loan shall be used by the Companies (a) to refinance existing Indebtedness, (b) to finance the repurchase of St. Jude's common stock pursuant to a self-tender offer, and (c) to provide for working capital and general corporate purposes, including Acquisitions.



                                   ARTICLE VII
                               NEGATIVE COVENANTS

     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

     7.01 LIMITATION ON LIENS. The Companies shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

     (a) any Lien existing on property of the Companies or any Subsidiary on the Closing Date and set forth in Schedule 7.01 securing Indebtedness outstanding on such date;

     (b) any Lien created under any Loan Document;

     (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07, provided that no notice of lien has been filed or recorded under the Code;

     (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

     (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

     (f) Liens on the property of the Companies or any of their Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

     (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Companies and their Subsidiaries;

     (h) Liens on assets of corporations which become Subsidiaries after the date of this Agreement, provided, however, that such Liens existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof;

     (i) purchase money security interests on any property acquired or held by the Companies or any Subsidiary in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof,
(ii) such Lien attaches solely to the property so acquired in such transaction,
(iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed $ 75,000,000;

     (j) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;

     (k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by either of the Companies in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by either of the Companies or any Subsidiary to provide collateral to the depository institution; and

     (l) Other Liens on property, provided that the sum of the aggregate Indebtedness secured by such Liens (exclusive of Indebtedness secured by Liens permitted by clauses (a) through (k) hereof) shall not exceed an amount equal to 5% of Consolidated Tangible Net Worth as shown on St. Jude's consolidated balance sheet for its most recent prior fiscal quarter. For purposes of this subsection (l), "Consolidated Tangible Net Worth" means at any date the sum of
(a) the consolidated stockholders' equity of St. Jude and its consolidated Subsidiaries less (b) their consolidated Intangible Assets, all determined as of such date. For purposes of the foregoing definition, "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or development expenses and other intangible items.

     7.02 DISPOSITION OF ASSETS. The Companies shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

     (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

     (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment; and

     (c) other dispositions of property during the term of this Agreement whose net book value in the aggregate shall not exceed 10% of St. Jude's total assets as shown on its consolidated balance sheet for its most recent prior fiscal quarter.

     7.03 CONSOLIDATIONS AND MERGERS. The Companies shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

     (a) any Subsidiary may merge with either of the Companies, provided that the Companies shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation; and

     (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Companies or another Wholly-Owned Subsidiary or as otherwise permitted by Section 7.02.

     7.04 LOANS AND INVESTMENTS. The Companies shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Companies, except for:

     (a) investments in cash equivalents and short term marketable securities in accordance with the written investment policy approved from time to time by the Companies' board of directors, a current copy of which is set forth as Schedule 7.04(a) attached hereto and provided further, that the Companies shall provide a copy of such policy to any Bank upon written request given to the Agent from time to time;

     (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

     (c) extensions of credit by either of the Companies to any of its Subsidiaries or by any of its Subsidiaries to another of its Subsidiaries;

     (d) investments incurred in order to consummate Acquisitions, provided that
(i) such Acquisitions are undertaken in accordance with all applicable Requirements of Law; and (ii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained;

     (e) minority equity investments or venture capital investments, provided that such investments are within the healthcare industry;

     (f) loans or other advances made by either Company or any of their Subsidiaries which in the aggregate do not exceed $5,000,000 outstanding at any time; or

     (g) guarantees of employee loans made for the sole purpose of purchasing St. Jude stock; provided, however, that the aggregate amount of such guarantees shall at no time exceed $25,000,000.

The Companies shall not, and shall not suffer or permit any of their Subsidiaries to, use any portion of the Loan proceeds, directly or indirectly, to acquire any securities in connection with any transaction subject to Section 13(d) (other than an Investment Transaction) or Section 14 of the Exchange Act, unless, prior to the time such transaction becomes subject to such Section 13 or 14, the board of directors or other applicable governing body of the Person that is the issuer of such securities has adopted a resolution approving such transaction. For purposes of this Section 7.04, an "Investment Transaction" means a transaction subject to Section 13(d) of the Exchange Act, provided that in connection with such transaction the Companies or any Subsidiary (as the case may be) has reported and at all times continues to report to the SEC that such transaction is undertaken for investment purposes or strategic business purposes.

     7.05 LIMITATION ON SUBSIDIARY INDEBTEDNESS. The Companies shall not suffer or permit any Subsidiary to create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness or Contingent Obligations, except:

     (a) Indebtedness and Contingent Obligations existing on the Closing Date as set forth in Schedule 7.05;

     (b) endorsements for collection or deposit in the ordinary course of business; and

     (c) other Indebtedness or Contingent Obligations, provided that the aggregate amount of Indebtedness and

Contingent Obligations permitted under subsections (a) and (c) of this Section
7.05 shall not exceed $50,000,000.

The restrictions contained in this Section shall not apply to Pacesetter as a Subsidiary of St. Jude.

     7.06 TRANSACTIONS WITH AFFILIATES. The Companies shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of such Company, except upon fair and reasonable terms no less favorable to such Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Companies or such Subsidiary.

     7.07 Use of Proceeds; Regulation U. Following the application of proceeds of each Loan, not more than 25% of the value of assets of either of the Companies, which are subject to any arrangement with the Agent or any Bank (herein or otherwise) whereby such Company's or any Subsidiary's right or ability to sell, pledge or otherwise dispose of assets is in any way restricted, shall be Margin Stock. Proceeds of each Loan shall be used by the Companies (a) to refinance existing Indebtedness, (b) to finance the repurchase of St. Jude's common stock pursuant to a self-tender offer, and (c) to provide for working capital and general corporate purposes, including Acquisitions.(6.11)

     7.08 LIMITATION ON SUBSIDIARY DIVIDENDS. The Companies shall not suffer or permit any Subsidiary to enter into any agreement with any Person (other than the Banks pursuant to this Agreement) which prohibits or limits the ability of such Subsidiary to declare or pay any dividends or make other distributions of assets, properties, cash, rights, obligations or securities on account of any shares of any class of the capital stock of such Subsidiary.

     7.09 JOINT VENTURES. The Companies shall not, and shall not suffer or permit any Subsidiary to enter into any Joint Venture which is not in the healthcare industry.

     7.10 [Reserved]

     7.11 RESTRICTED PAYMENTS. The Companies shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that either of the Companies and any Wholly-Owned Subsidiary may:

     (a) declare and make dividend payments or other distributions payable solely in its common stock;

     (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock; and

     (c) declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash provided, that, before and immediately after giving effect to such proposed action, no Default or Event of Default exists or would exist.

     7.12 CHANGE IN BUSINESS. The Companies shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Companies and its Subsidiaries on the date hereof.

     7.13 ACCOUNTING CHANGES. The Companies shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Companies or of any Subsidiary.

     7.14 INTEREST COVERAGE RATIO. St. Jude shall not permit as of the last day of any fiscal quarter or immediately after giving effect to any Acquisition the ratio of its EBIT to Interest Expense to be less than 3.0 to 1.0. For purposes of this section, "EBIT" means as at the end of any fiscal quarter of St. Jude for the period of the four consecutive fiscal quarters ended as at such date, the sum of (a) the consolidated net income (or net loss) of St. Jude and its Subsidiaries for such period as determined in accordance with GAAP; (b) all amounts treated as interest expense for such period to the extent included in the determination of such consolidated net income (or loss); and (c) all taxes accrued for such period on or measured by income to the extent included in the determination of such consolidated net income (or loss); provided, however, that consolidated net income (or loss) shall be computed for the purposes of this definition without giving effect to non-cash extraordinary losses or extraordinary gains for such period.

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

     7.15 Total Debt to Total Capitalization. St. Jude shall not permit the ratio of Total Debt to Total Capitalization to be greater than 55% at any time.

                                  ARTICLE VIII
                               EVENTS OF DEFAULT

     8.01 Event of Default. Any of the following shall constitute an "Event of Default":

     (a) NON-PAYMENT. Either of the Companies fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or any amount of interest on any Bid Loan, or (ii) within three (3) days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

     (b) REPRESENTATION OR WARRANTY. Any representation or warranty by the either of the Companies or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Companies, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

     (c) SPECIFIC DEFAULTS. Either of the Companies fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03 or
6.11 or in Article VII and, with respect to any default under Section 6.01 or 6.02, such default shall continue unremedied for a period of five (5) days; or

     (d) OTHER DEFAULTS. Either of the Companies fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to such Company by the Agent or any Bank; or

     (e) CROSS-DEFAULT. Either of the Companies or any Subsidiary (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than

$10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

     (f) INSOLVENCY; VOLUNTARY PROCEEDINGS. Either of the Companies or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

     (g) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against either of the Companies or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of either of the Companies or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) such Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) such Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

     (h) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of either of the Companies under Title IV of ERISA to the Pension Plan or the PBGC in an aggregate amount in excess of $25,000,000; or (ii) the commencement or increase of contributions to, or the adoption of or the amendment of a Pension Plan by such Company which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans in an aggregate amount in excess of $50,000,000; or

     (i) MONETARY JUDGMENTS. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against either of the Companies or any Subsidiary involving in the aggregate a liability (to the extent a claim is not covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of $50,000,000 or more, and the same shall not have been vacated, discharged, stayed or appealed within the applicable period for appeal from the date of entry thereof; or

     (j) NON-MONETARY JUDGEMENTS. Any non-monetary judgment, order or decree is entered against either of the Companies or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (k) CHANGE OF CONTROL. There occurs any Change of Control. For purposes of this Section 8.01(k), (i) a "Change of Control" shall occur if any Person or group of Persons is the beneficial owner of 20% or more of the voting power of either of the Companies for a period of 30 days or more; and (ii) the terms "group" and "beneficial owner" shall have the meanings given to those terms in
Section 13 of the Exchange Act; or

     (l) LOSS OF LICENSES. (i) The Food and Drug Administration or any other Governmental Authority revokes or fails to renew any material license, permit, franchise, patent, trademark, service mark, trade name, copyright, authorization or other right of St. Jude or any Subsidiary, or St. Jude or any Subsidiary for any reason loses any material license, permit, franchise, patent, trademark, service mark, trade name, copyright, authorization or other right, or St. Jude or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit, franchise, patent, trademark, service mark, trade name, copyright, authorization or other right; and (ii) any event or circumstance described in clause (i) has resulted or is reasonably likely to result in a Material Adverse Effect.

     8.02 REMEDIES If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

     (a) declare the obligations of each Bank to make Committed Loans to be terminated, whereupon such Commitments shall be terminated;

     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by such Company; and

     (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 8.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

     8.03 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE IX
                                   THE AGENTS

     9.01 APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. The Syndication Agent and the Documentation Agent shall have no responsibilities under this Agreement.

     9.02 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     9.03 LIABILITY OF AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the either of Companies or any Subsidiary or Affiliate of the Companies, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the either of the Company, or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Companies or any of the Companies' Subsidiaries or Affiliates.


     9.04 RELIANCE BY AGENT.

     (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution,

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

notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Companies), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

     (b) For purposes of determining compliance with the conditions specified in
Section 4.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

     9.05 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or either of the Companies referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will promptly notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article VIII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     9.06 CREDIT DECISION. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Companies and their Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Companies and their Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to either of the Companies hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of either of the Companies. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Companies which may come into the possession of any of the Agent-Related Persons.

     9.07 INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Companies and without limiting the joint and several obligation of the Companies to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Companies. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

     9.08 AGENT IN INDIVIDUAL CAPACITY. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with either of the Companies and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding either of the Companies or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Companies or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include BofA in its individual capacity.

     9.09 SUCCESSOR AGENT. The Agent may, and at the request of the Companies (so long as no Default or Event of Default exists at the time of such request) or the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Companies shall appoint from among the Banks a successor agent for the Banks (unless an Event of Default then exists in which case the Majority Banks shall appoint the successor agent). If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Companies, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.04 and
10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Companies or the Majority Banks appoint a successor agent as provided for above.

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

     9.10 WITHHOLDING TAX

     (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

          (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

          (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9; and

          (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

     Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

     (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Companies to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Companies to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

     (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Companies to such Bank, such

Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

     (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

     (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

                                    ARTICLE X
                                  MISCELLANEOUS

     10.01 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Companies therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Companies and acknowledged by the Agent, and then any such waiver and consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Companies and acknowledged by the Agent, do any of the following:

     (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to subsection

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

8.02(a)), unless such Bank has consented thereto in writing pursuant to Section
2.09 or otherwise;

     (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

     (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

     (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

     (e) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

     10.02 NOTICES.

     (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Companies by facsimile
(i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.02; or, as directed to the Companies or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Companies and the Agent.

     (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX shall not be effective until actually received by the Agent.

     (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Companies. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Companies to give such notice and the Agent and the Banks shall not have any liability to the Companies or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The joint and several obligation of the Companies to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

     10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     10.04 COSTS AND EXPENSES. The Companies, jointly and severally, shall:

     (a) pay or reimburse BofA (including in its capacity as Agent) within five Business Days after demand for all costs and expenses incurred by BofA (including in its capacity as Agent) in connection with any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent) with respect thereto; and

     (b) pay or reimburse the Agent, the Arranger and each Bank within five Business Days after demand for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

     10.05 INDEMNITY. Whether or not the transactions contemplated hereby are consummated, the Companies, jointly and severally, shall indemnify and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Companies shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

     10.06 PAYMENTS SET ASIDE. To the extent that either of the Companies makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share or other applicable share of any amount so recovered from or repaid by the Agent.

     10.07 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither of the Companies may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

     10.08 ASSIGNMENTS, PARTICIPATIONS, ETC.

     (a) Any Bank may, with the written consent of the Companies (at all times other than during the existence of an Event of Default) and the Agent, which consent of the Agent shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Companies or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such
Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitment and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000(excluding from such requirement any assignment made between Banks party to this Agreement) ; provided (that such minimum amount shall not apply to any assignment and obligation by a Bank to an Eligible Assignee which is already a Bank) however, that the Companies and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Companies and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Companies and the Agent an Assignment and Acceptance in the form of Exhibit K ("Assignment and Acceptance") and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $2,500 .

     (b) From and after the date that the Agent notifies the assignor Bank that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

     (c) Within five Business Days after receipt of notice by the Agent that the Agent has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that each Company consents to such assignment in accordance with subsection 10.08(a)), the Companies shall execute and deliver to the Agent a Bid Loan Note for the Assignee (if the Assignee was not previously a Bank under this Agreement) and, if the assignor Bank is not retaining any interest in this Agreement such assignor Bank shall promptly cancel and return its Bid Loan Note to the Agent for return to the Companies. Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

     (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Companies (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Companies and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 10.01. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Companies hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

     (e) Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Companies and provided to it by the Companies or any Subsidiary, or by the Agent on such Companies' or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Companies, provided that such source is not bound by a confidentiality agreement with the Companies known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Affiliate of such Bank, or to any Participant or Assignee, actual or potential, provided that such Affiliate, Participant or Assignee agrees to keep such information confidential to the same extent required of the Banks hereunder, and
(H) as to any Bank, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Companies is party or is deemed party with such Bank. In the event disclosure is required in connection with (B), (C) or (D), the Bank required to disclose shall use its best efforts to promptly notify the Companies OF such event prior to the date of required disclosure is practicable under the circumstances.

     (f) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal

Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     (g) Notwithstanding anything to the contrary contained in this Section
10.08 but subject to the terms and conditions set forth in this subsection (g), any Bank may from time to time, elect to designate a Conduit to provide all or any part of Loans required to be made by such Bank to the Borrower pursuant to this Agreement or to acquire a participation interest in any Loans extended by such Bank hereunder (a "Conduit Designation"), provided the designation of a Conduit by any Bank for purposes of this Section 10.08(g) shall be subject to the approval of the Companies. No additional Note shall be required with regard to a Conduit Designation; provided, however, to the extent any Conduit shall advance funds under a Conduit Designation, the designating Bank shall be deemed to hold the Note in its possession as an agent for such Conduit to the extent of the Loan funded by such Conduit. Notwithstanding any such Conduit Designation,
(x) the designating Bank shall remain solely responsible to the other parties hereto for its obligations under this Agreement and (y) the Companies and the Agent may continue to deal solely and directly with the designating Bank as administrative agent for such designating Bank's Conduit, in connection with all of such Conduit's rights and obligations under this Agreement, unless and until the Companies and the Agent are notified that the designating Bank has been replaced as administrative agent for its Conduit; any payments for the benefit of any designating Bank and its Conduit shall be paid to such designating Bank for itself as administrative agent for its Conduit, as applicable; provided neither the Companies nor the Agent shall be responsible for any designating Bank's application of any such payments. In addition, any Conduit may (i) with notice to, but without prior written consent of the Companies and the Agent, and without paying any processing fee therefor, assign all or portions of its interest in any Loans to the Bank that designated such Conduit or to any financial institutions consented to by the Companies and the Agent providing liquidity and/or credit facilities to or for the account of such Conduit to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any guarantee, surety, credit or liquidity enhancement to such Conduit.

     (h) Each party to this Agreement hereby agrees that, at any time a Conduit Designation is in effect, it shall not institute against, or join any other person in instituting against, any Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing commercial paper note issued by such Conduit is paid. This Section 10.08(h) shall survive the termination of this Agreement.

     10.09 SET-OFF. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Companies, any such notice being waived by the Companies to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of either of the Companies against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Companies and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.


     10.10 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

     10.11 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     10.12. SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     10.13 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Companies, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     10.14 GOVERNING LAW AND JURISDICTION.

     (a) THIS AGREEMENT (AND THE NOTES) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANIES, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANIES, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANIES, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

     10.15 WAIVER OF JURY TRIAL. THE COMPANIES, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANIES, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     10.16 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Companies, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

     10.17 JOINT AND SEVERAL OBLIGATIONS. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, EACH OBLIGATION (AS DEFINED HEREIN) SHALL BE A JOINT AND SEVERAL OBLIGATION OF EACH OF THE COMPANIES AND THE AGENTS AND THE BANKS SHALL HAVE FULL RECOURSE AGAINST EITHER OR BOTH OF THE COMPANIES FOR PAYMENT IN FULL OF ALL SUCH OBLIGATIONS.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       ST. JUDE MEDICAL, INC.


                                       -----------------------------------
                                       By:
                                       Title: Vice President-Finance/CFO


                                       Address for notices:

                                       St. Jude Medical, Inc.
                                       One Lillehei Plaza
                                       St. Paul, MN 55117
                                       Attn:  Chief Financial Officer
                                       Facsimile:  612/490-4333
                                       Tel:  612/481-7542


                                       PACESETTER, INC.


                                       -----------------------------------
                                       By:
                                       Title: Assistant Treasurer


                                       Address for notices:

                                       One Lillehei Plaza
                                       St. Paul, MN 55117
                                       Attn:  Chief Financial Officer
                                       Facsimile:  612/490-4333
                                       Tel: 612/481-7542

                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION,
                                       as Administrative Agent


                                       -----------------------------------
                                       By:  Mary Therese Carlson
                                       Title: Vice President

                                       Address for notices:

                                       231 South LaSalle Street, 9th Fl
                                       Chicago, IL 60697
                                       Attn:  Mary Therese Carlson, VP

                                       Address for payments:

                                       Agency Administrative Services #5596
                                       1850 Gateway Boulevard, 5th Fl.
                                       Concord, California 94520-3281
                                       Attn:  Alvin Johnson
                                       Facsimile: (510)675-8426
                                       Tel:  (510)675-8500


                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION, as a Bank

                                       -----------------------------------
                                       By:  Mary Therese Carlson
                                       Title: Vice President

                                       Address for notices:

                                       Domestic & Offshore Lending Office:
                                       1850 Gateway Boulevard, 3rd. Fl.
                                       Concord, California 94520
                                       Attn: Lisa George, Account Administration
                                       Tel: (510)675-7740
                                       Facsimile: (510)603-8211

                                       with a copy of each notice to:

                                       Bank of America National Trust and
                                       Savings Association
                                       231 South LaSalle Street
                                       Chicago, Illinois 60697
                                       Attention:  Mary Therese Carlson
                                       Facsimile: (312)987-1276
                                       Telephone:  (312) 828-7968


                                       CREDIT SUISSE FIRST BOSTON


                                       -----------------------------------
                                       By:  Robert B. Potter
                                       Title:  Vice President

                                       ----------------------------------
                                       By:  Thomas G. Muoio
                                       Title:  Vice President


                                       Address for notices:

                                       11 Madison Avenue
                                       New York, NY  10010-3629
                                       Attn:  Robert B. Potter
                                       Tel: 212/325-9154
                                       Facsimile: 212/325-8319


                                       THE FIRST NATIONAL BANK OF CHICAGO



                                       -----------------------------------
                                       By: Scott D. Moreen
                                       Title: Vice President

                                       Address for notices:

                                       One First National Plaza
                                       Suite 0173
                                       Chicago, IL 60670
                                       Attn:  J. Garland Smith
                                       Tel:  312/732-2735
                                       Facsimile:  312/732-1117

                                       U.S. BANK NATIONAL ASSOCIATION

                                       -----------------------------------
                                       By:  David A. Shapiro
                                       Title:


                                       Address for notices:

                                       U.S. Bank National Association
                                       601 Second Avenue South, MPFP-0609
                                       Minneapolis, MN 55402
                                       Attention:  David A. Shapiro
                                       Tel:  612/973-0511
                                       Facsimile:  612/973-0822


                                       NORWEST BANK MINNESOTA, N.A.



                                       -----------------------------------
                                       By:
                                       Title:
                                       Address for notices:

                                       Norwest Center
                                       6th and Marquette
                                       Minneapolis, MN  55479
                                       Attn:  Scott Bjelde
                                       Tel: 612/667-6126
                                       Facsimile: 612/667-4145


                                       THE BANK OF NEW YORK

                                       -----------------------------------
                                       By:
                                       Title:


                                       Address for notices:
                                       1 Wall Street, 19th Floor
                                       New York, NY  10286
                                       Attn:  Rich Raffetto
                                       Tel:  212/635-8044
                                       Facsimile:  212/635-5272

                                       BANQUE PARIBAS


                                       -----------------------------------
                                       By:
                                       Title:


                                       -----------------------------------
                                       By:
                                       Title:


                                       Address for notices:

                                       227 West Monroe, Suite 3300
                                       Chicago, IL 60606
                                       Attn:  Karen E. Coons
                                       Tel: 312/853-6011
                                       Facsimile: 312/853-6020



                                       THE BANK OF TOKYO - MITSUBISHI,
                                       LTD., CHICAGO BRANCH



                                       -----------------------------------
                                       By:  Jeffrey Arnold
                                       Title:  Vice President

                                       Address for notices:

                                       227 West Monroe, Suite 2300
                                       Chicago, IL 60606
                                       Attn:  Loan Administration
                                       Tel: 312/696-4710
                                       Facsimile: 312/696-4532









                                       SUNTRUST BANK, CENTRAL FLORIDA,
                                       NATIONAL ASSOCIATION


                                       -----------------------------------
                                       By:
                                       Title:


                                       -----------------------------------
                                       By:
                                       Title:

                                       Address for notices:

                                       200 South Orange Ave
                                       Mail Code  1108
                                       Orlando, FL  32801
                                       Attn:  Joe Kabourek
                                       Tel:  407/237-4855
                                       Facsimile:  407/237-5342




                                       WACHOVIA BANK, N.A.



                                       -----------------------------------
                                       By:
                                       Title:

                                       Address for notices:

                                       191 Peachtree St. N.E.
                                       Atlanta, GA 30303
                                       Attn:  Frances W. Josephic
                                       Tel: 404/332-4132
                                       Facsimile: 404/332-6898






                                       ABN AMRO Bank N.V.



                                       -----------------------------------
                                       By:
                                       Title:


                                       -----------------------------------
                                       By:  John P. Richardson
                                       Title:  Assistant Vice President


                                       Address for notices:

                                       4100 U.S. Bank Place
                                       601 Second Ave. S.
                                       Minneapolis, MN  55402
                                       Attn:  Peter L. Eaton
                                       Tel:  612/337-9865
                                       Facsimile:  612/338-8687

                                       With a copy of each notice to:

                                       135 South LaSalle Street, Suite 2805

                                       Chicago, IL 60603
                                       Attn:  Credit Administration
                                       Tel: 312/904-8835
                                       Facsimile: 312/904-8840


                                       BANCA COMMERCIALE ITALIANA,
                                       CHICAGO BRANCH


                                       -----------------------------------
                                       By:
                                       Title:

                                       -----------------------------------
                                       By:
                                       Title:


                                       Address for notices:

                                       New York Branch
                                       One William Street
                                       New York, NY  10004
                                       Attn:  Johnathan Sahr
                                       Tel: 212/607-3814
                                       Facsimile: 212/422-6651

                                       BANCO CENTRAL HISPANOAMERICANO S.A.



                                       -----------------------------------
                                       By:
                                       Title:


                                       Address for notices:

                                       50 Broadway
                                       New York, NY  10004
                                       Attn:  Luis M. Ferreira
                                       Tel: 212/361-5149
                                       Facsimile: 212/361-5139






                                       BANCA POPOLARE DI MILANO



                                       -----------------------------------
                                       By:  Anthony Franco
                                       Title:  Executive Vice President
                                       and General Manager


                                       -----------------------------------
                                       By:  Esperanza Quintero
                                       Title:  Vice President

                                       Address for notices:

                                       375 Park Avenue
                                       9th Floor

                                       New York, NY  10152
                                       Attn:  Esperanza Quintero
                                       Tel: 212/758-5040
                                       Facsimile: 212/838-1077


                                       BANQUE NATIONALE DE PARIS



                                       -----------------------------------
                                       By:
                                       Title:


                                       Address for notices:

                                       209 S. LaSalle St.
                                       Chicago, IL 60604
                                       Attn:  Jo Ellen Bender
                                       Tel:  312/8977-2225
                                       Facsimile:  312/977-1380






                                       CREDIT AGRICOLE INDOSUEZ



                                       -----------------------------------
                                       By:
                                       Title:


                                       -----------------------------------
                                       By:
                                       Title:

                                       Address for notices:

                                       55 E. Monroe St.  Suite 4700
                                       Chicago, IL 60603
                                       Attn:  Richard Drennan
                                       Tel: 312/917-7441
                                       Facsimile: 312/372-3724


                                       FIRSTAR BANK OF MINNESOTA, N.A.



                                       -----------------------------------
                                       By:
                                       Title:


                                       Address for notices:

                                       101 East 5th Street
                                       St. Paul, MN  55101
                                       Attn:  Karen S. Paris
                                       Tel: 612/225-3842
                                       Facsimile: 612/298-6351











                                       KREDIETBANK N.V.



                                       -----------------------------------
                                       By:
                                       Title:

                                       Address for notices:

                                       125 West 55th Street
                                       New York, NY  10019
                                       Attn:  John Thierfelder
                                       Tel: 212/541-0727
                                       Facsimile: 212/541-0793


                                       MERITA BANK LTD.



                                       -----------------------------------
                                       By:
                                       Title:

                                       -----------------------------------
                                       By:
                                       Title:


                                       Address for notices:

                                       437 Madison Avenue 21st. Fl.
                                       New York, NY  10022
                                       Attn:  Frank Maffei
                                       Tel: 212/318-9561
                                       Facsimile: 212-421-4420






                                       REPUBLIC NATIONAL BANK OF NEW YORK



                                       -----------------------------------
                                       By:
                                       Title:

                                       Address for notices:

                                       452 Fifth Ave. - 25th Fl.
                                       New York, NY  10018
                                       Attn: Gary Weiss
                                       Tel: 212/525-6387
                                       Facsimile: 212/525-8370